EXHIBIT 10.2

REVISED

EXHIBIT A

to

EMPLOYMENT AGREEMENT

Dated as of July 1, 2005

Name:	Thomas G. Cody

End of Term:	June 30, 2008

Revised Base Compensation:	$800,000

Effective Date of Revision:	April 1, 2006

Thomas G. Cody	FEDERATED CORPORATE SERVICES, INC.